EXHIBIT 24.1

POWER OF ATTORNEY

      We, the undersigned directors and officers of ACCO World Corporation (the “Company”), hereby severally constitute MARK A. ROCHE, ELIZABETH R. LANE and A. ROBERT COLBY, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) and supplements to such Registration Statement to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock, par value of $.01 per share, and the associated preferred share purchase rights, of the Company to be issued pursuant to the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., the Company, Gemini Acquisition Sub, Inc. and General Binding Corporation.

Signature	Title	Date

/s/ David D. Campbell David D. Campbell	Chairman, President and Chief Executive Officer (principal executive officer) and Director	May 12, 2005

/s/ Norman H. Wesley	Director	May 9, 2005

Norman H. Wesley

/s/ Craig P. Omtvedt	Director	May 11, 2005

Craig P. Omtvedt

/s/ Mark A. Roche	Director	May 10, 2005

Mark A. Roche

/s/ Neal V. Fenwick Neal V. Fenwick	Executive Vice President — Finance and Administration (principal financial officer) and Director	May 12, 2005

/s/ Kathy Schnaedter Kathy Schnaedter	Controller (principal accounting officer)	May 10, 2005